SCHEDULE 14A INFORMATION
                       Proxy Statement Pursuant to Section
                        14(a) of the Securities Exchange
                        Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                          JOURNAL COMMUNICATIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          JOURNAL COMMUNICATIONS, INC.
                              333 WEST STATE STREET
                           MILWAUKEE, WISCONSIN 53203
                                 (414) 224-2374


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 4, 2002

The Annual Meeting of the Stockholders of Journal Communications, Inc. ("Journal Communications") will be held on Tuesday, June 4, 2002, at 9:30 a.m. in the Board of Directors room on the sixth floor of Journal Communications, 333 West State Street, Milwaukee, Wisconsin 53203 for the purpose of electing fourteen
(14) directors of Journal Communications to serve until the 2003 Annual Meeting, with one additional director position to be filled by the board of directors as provided by the by-laws when a qualified candidate is available.

Regardless of the number of shares and/or units you own, it is important that you be represented at the meeting. If you do not sign your proxy, your vote cannot be counted. THEREFORE, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

Journal Communications stockholders of record as of Monday, April 1, 2002, of which there are three, including the Journal Employees' Stock Trust (the "Stock Trust"), are entitled to attend and vote at the meeting. Unitholders of record of the Stock Trust as of April 1, 2002, who are active employees of Journal Communications or its subsidiaries (including employees on a duly granted leave of absence) will be entitled to attend and vote at the meeting. Active unitholders are entitled to vote because the trustees of the Stock Trust have granted the unitholders a proxy to vote the shares of Journal Communications common stock for which the Stock Trust is the holder of record as of April 1, 2002.

You can revoke your proxy at any time before it is voted by giving written notice to Paul E. Kritzer, Secretary of Journal Communications, by filing another proxy, or by voting in person at the meeting. Attendance at the meeting, by itself, does not revoke your proxy.

By Order of the Directors,

/s/ Steven J. Smith

Steven J. Smith
Chairman of the Board

Date:  April 30, 2002

                          JOURNAL COMMUNICATIONS, INC.
                              333 WEST STATE STREET
                           MILWAUKEE, WISCONSIN 53203
                                 (414) 224-2374

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              OWNERSHIP AND VOTING

SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the directors of Journal Communications, Inc. for use at the Annual Meeting of Stockholders of Journal Communications to be held at 9:30 a.m. on Tuesday, June 4, 2002, in the Board of Directors room on the sixth floor of Journal Communications, 333 West State Street, Milwaukee, Wisconsin 53203. In addition to using the mails, the directors and officers of Journal Communications may solicit proxies personally, by telephone, by e-mail, by facsimile or by other written communication. Employees of Journal Communications and its subsidiaries may also make solicitations. Journal Communications will bear all costs relating to the solicitation of proxies. If you execute a proxy, you may revoke it by delivering written notice to Paul E. Kritzer, Secretary of Journal Communications, before the meeting, delivering another proxy before the meeting, or voting at the meeting. If you do not revoke it, the appointed proxies will vote at the meeting in accordance with the instructions you have provided. The directors are sending this proxy statement and proxy on or about May 6, 2002.

JOURNAL COMMUNICATIONS SHARES

Outstanding Voting Securities of Journal Communications

     Journal Communications has only one class of stock authorized and outstanding. Stockholders of record at the close of business on April 1, 2002, are entitled to notice of the meeting and to vote the shares of stock held on that date. Each share is entitled to one vote. Directors will be elected by a plurality of votes cast at the meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares or units of beneficial interest not voted at the meeting, whether due to abstention or otherwise, will have no impact on the election of directors.

     On April 1, 2002, 28,800,000 shares of Journal Communications common stock were issued and outstanding, of which 25,920,000 shares were held by the Stock Trust, which shares were, in turn, represented by a like number of units of beneficial interest that the Stock Trust issued. See "Beneficial Ownership Under the Stock Trust," below, for a further description of the Stock Trust and the voting rights of its unitholders. On April 1, 2002, Journal Communications held 2,374,971 units in treasury, which will not be voted at the meeting.

Principal Stockholders of Journal Communications

         Listed in the following table are the beneficial owners as of April 1, 2002, of more than five percent (5%) of the issued Journal Communications stock:

--------------------------------------------------------------------------------
                                       Ownership                     Percentage
Name/Address               Class          Type       Amount Owned     of Class
--------------------------------------------------------------------------------
Journal Employees'         Common      Beneficial     25,920,000        90.0%
 Stock Trust,                          And Record
333 W. State Street,
Milwaukee, WI  53203
--------------------------------------------------------------------------------
Matex Inc.,                Common      Beneficial      2,640,000         9.2%
c/o Meissner,                          And Record
Tierney, Fisher &
 Nichols,
111 E. Kilbourn Avenue,
Milwaukee, WI 53202
--------------------------------------------------------------------------------

Ownership of Journal Communications Shares by Directors and Officers as a Group

     Voting securities that director-nominees beneficially own are disclosed under "Election of Directors," below. The director-nominees and the officers of Journal Communications as a group are the beneficial owners of 1,170,395 units, representing a beneficial interest in 4.1% of the total number of shares eligible to vote at the Annual Meeting. Mr. Meissner owns no units but is an officer and director of Matex Inc., which owns 2,640,000 shares of Journal Communications stock. Mr. Meissner's wife and two adult children are also officers and directors of Matex Inc. and together they own or have a beneficial interest in 33% of the outstanding common stock of Matex Inc. Mrs. Meissner also has a 33% beneficial interest in a trust that holds 240,000 shares of Journal Communications stock. Other members of Mrs. Meissner's family (the Grant-Abert family) own or have a beneficial interest in the remaining 67% of Matex Inc. shares and the trust that holds the 240,000 shares of Journal Communications stock. Mr. Meissner has specifically disclaimed the beneficial ownership of any shares of the Company because he does not have the power to vote or direct the voting of the shares of Journal Communications stock held by Matex Inc. or the Grant-Abert family trust, nor to dispose or to direct the disposition of such shares of stock. Messrs. Forbes, Peirce and Payne and Ms. Stanek do not own units because they are not employees of Journal Communications.

Beneficial Ownership Under the Stock Trust

     On April 1, 2002, the Stock Trust, of which Steven J. Smith, Douglas G. Kiel, Paul M. Bonaiuto, Keith K. Spore and James J. Ditter are the trustees, owned of record 25,920,000 shares or 90% of the outstanding Journal Communications stock. The Stock Trust issues units, each unit representing a beneficial interest in one share of Journal Communications stock. On April 1, 2002, the 25,920,000 units of beneficial interest issued by the Stock Trust were owned as follows:

     o    active employee unitholders, 15,745,828;

     o    retirees, former employees and employee benefit trusts, 7,799,201, and

     o    Journal Communications, Inc., 2,374,971.

     Units that retirees, other former employees of Journal Communications and employees' charitable, educational or religious trusts hold are voted by the stock trustees with respect to the election of directors. Units held in the treasury are not voted in an election for directors. Therefore, 23,545,029 units were outstanding and eligible to vote as of the record date on the election of members for the board of directors.

     The stock trustees are required by the Journal Employees' Stock Trust Agreement, dated May 15, 1937, as amended, to deliver to each active employee-unitholder a proxy, with the right of substitution, for the number of shares of Journal Communications stock represented by his/her units. The stock trustees' proxy is included with this joint proxy statement as Exhibit A. In accordance with the Trust Agreement, the proxy is subject to certain limitations that are set forth on Exhibit A.

     Whenever a unitholder ceases to be an employee of Journal Communications or one of its subsidiaries for any reason except retirement, corporate downsizing or restructuring, the unitholder must offer his/her units for resale to certain other classes of eligible buyers. Employees who retire or are separated from Journal Communications or its subsidiaries due to a corporate downsizing or restructuring approved by the trustees may be entitled to retain a decreasing, pro rata percentage of their units for a limited number of years. Employee benefit trusts, which are trusts that active employees have established to provide retirement benefits, are eligible to hold units.

     In elections of Journal Communications' directors, the stock trustees vote the units that retirees, former employees, employee benefit trusts and other trusts hold. On the record date, retirees, separated employees, employee benefit trusts and other trusts held 7,799,201 units representing a beneficial interest in 29.5% of the total number of shares eligible to vote at the Annual Meeting.

STOCK TRUST UNITS OF BENEFICIAL INTEREST

Outstanding Voting Securities of the Stock Trust

     The Stock Trust has one class of securities authorized and outstanding - units of beneficial interest. Unitholders of record as of Monday, April 1, 2002, who are active employees of Journal Communications or any of its subsidiaries (including employees on a duly granted leave of absence) are entitled to notice of the meeting, to attend the meeting and to vote the units that they held on that date (each unit is entitled to one vote).

Ownership Information of Stock Trustees

     All of the stock trustees are directors and officers of Journal Communications and receive no additional compensation for serving as stock trustees or directors. Individual stock trustees have no beneficial interest in the shares of Journal Communications stock that the Stock Trust owns other than through the units they own individually. The following chart states the number of units that stock trustees held as of the close of business on April 1, 2002, and the percentage of the outstanding units eligible to vote at the joint meeting that those units represent:

                                  Units Owned       Percentage of Shares
            Trustee               Beneficially        Eligible to Vote
     -----------------------      ------------      --------------------

     Steven J. Smith                 182,060                  *
     Douglas G. Kiel                  91,998                  *
     Paul M. Bonaiuto                 62,256                  *
     Keith K. Spore                   74,000                  *
     James J. Ditter                  41,200                  *
                                     -------
     All Trustees as a Group         451,514                1.7%
                                     =======

     * Less than 1%.

                              ELECTION OF DIRECTORS

     Journal Communications' by-laws provide that the number of directors will be no less than three and no more than 29, as determined by the board of directors, and that all directors shall be elected annually. During the past thirty years, Journal Communications' board of directors consisted of 26 to 29 directors, and almost all directors were employees. On March 5, 2002, the board of directors voted unanimously to restructure the board of directors, effective at the 2002 Annual Meeting. The board acted to reduce the number of board members to fifteen, of whom no more than nine may be employees of Journal Communications or its subsidiaries and no more than six may be non-employees. In increasing the number of outside directors to six from four, the board provided that if a sufficient number of non-employee candidates are not available for election at the 2002 Annual Meeting, then the additional non-employee director position(s) being created were to be held open and filled by a vote of the board of directors as soon as qualified candidate(s) are available. Mary Ellen Stanek is a nominee to fill one of the two open non-employee director seats, but there is no nominee for the second open non-employee position, so this position is being held open in accordance with the board's direction. Also, the board voted that up to two of the employee-members of the board may be current members of the Unitholders Council or employees who have served on the Unitholders Council within the past three years, and that these persons shall be nominated for membership on the board of directors by the Chairman. Accordingly, fourteen persons have been nominated for election to serve as directors of Journal Communications until the next annual meeting of stockholders. It is the intention of the board of directors to elect one additional outside director to serve until the 2003 Annual Meeting when a qualified candidate is available.

     Although management expects that each of the nominees will be available for election, if any of them is not a candidate at the time the election occurs, then the proxies will be voted for the other nominees (and any unfilled director position shall remain vacant until filled by a vote of the board of directors). Pursuant to Journal Communications' by-laws, written notice of other qualifying nominations for election to the board of directors must have been received by the Secretary by March 7, 2002. As the Secretary has not received any such notice, no other nominations for election to the board of directors of Journal Communications may be made at the meeting.

     In elections of Journal Communications' directors, the stock trustees vote all units that retirees, former employees, employee benefit trusts and other trusts hold. On the record date, retirees, former employees and employee benefit trusts and other trusts held 7,799,201 units representing a beneficial interest in 29.5% of the Journal Communications stock eligible to vote at the Annual Meeting. The stock trustees intend to vote those units for the election of the nominees listed below. In addition, if you sign, date and return your proxy but do not mark a vote with respect to the election of directors, the stock trustees will vote your units for the election of the nominees listed below.

The nominees for director of Journal Communications are listed in the following table:

-----------------  ------------------------------  ---  -----------------  -----------
                                                          Date Elected        Units
     Nominee          Principal Occupation (1)     Age      Director        Owned (2)
-----------------  ------------------------------  ---  -----------------  -----------
Paul M. Bonaiuto   Executive Vice President &       51  June 8, 1993        62,256 (3)
                   Chief Financial Officer
-----------------  ------------------------------  ---  -----------------  -----------
James J. Ditter    Vice President; President,       40  September 6, 1995   41,200
                   Norlight Telecommunications,
                   Inc.
-----------------  ------------------------------  ---  -----------------  -----------
James L. Forbes    Chairman, Badger Meter, Inc.,    69  September 4, 1996        0
                   Milwaukee, WI
-----------------  ------------------------------  ---  -----------------  -----------
Cynthia L. Gault   Account Executive, WTMJ-TV       47  June 5, 2001         7,100 (3)
-----------------  ------------------------------  ---  -----------------  -----------
Douglas G. Kiel    President                        53  June 4, 1991        91,998 (3)
-----------------  ------------------------------  ---  -----------------  -----------
Mary Hill Leahy    Vice President & General         47                         316 (3)
                   Counsel - Business Services
-----------------  ------------------------------  ---  -----------------  -----------
David G. Meissner  Chairman, Public Policy          64  June 7, 1988            (2)
                   Forum, Inc.
-----------------  ------------------------------  ---  -----------------  -----------
Ulice Payne, Jr.   Attorney, Foley & Lardner,       46  June 5, 2001             0
                   Milwaukee
-----------------  ------------------------------  ---  -----------------  -----------
Roger D. Peirce    Consultant and Corporate         64  September 4, 1996        0
                   Director
-----------------  ------------------------------  ---  -----------------  -----------

-----------------  ------------------------------  ---  -----------------  -----------
                                                          Date Elected        Units
     Nominee          Principal Occupation (1)     Age      Director        Owned (2)
-----------------  ------------------------------  ---  -----------------  -----------
-----------------  ------------------------------  ---  -----------------  -----------
David D. Reszel    Advertising Special Sections     50                      64,830
                   Manager, Journal Sentinel Inc.
-----------------  ------------------------------  ---  -----------------  -----------
Steven J. Smith    Chairman of the Board & Chief    52  June 2, 1987       182,060 (3)
                   Executive Officer
-----------------  ------------------------------  ---  -----------------  -----------
Keith K. Spore     Senior Vice President;           59  September 6, 1995   74,000
                   President & Publisher,
                   Journal Sentinel Inc.
-----------------  ------------------------------  ---  -----------------  -----------
Mary Ellen Stanek  Managing Director and Chief      45                           0
                   Investment Officer,
                   Baird Advisors,
                   Robert W. Baird & Co.,
                   Incorporated
-----------------  ------------------------------  ---  -----------------  -----------
Karen O. Trickle   Vice President & Treasurer       45  June 2, 1999        17,531 (3)
-----------------  ------------------------------  ---  -----------------  -----------

(1) All nominees have been employed by Journal Communications for over five years at the time of the Annual Meeting, except Messrs. Meissner, Forbes, Peirce and Payne and Ms. Stanek who are not employed by Journal Communications, and Ms. Leahy, who joined the company in July 2001. In the past five years, the director-nominees have been involved in the following professional activities:

     Paul M. Bonaiuto: Executive Vice President since June 1997 and Chief
        Financial Officer since January 1996. Senior Vice President between March 1996 and June 1997. Member of the Executive Committee.

     James J. Ditter: Vice President since September 1995. President of Norlight
        Telecommunications, Inc. since September 1995.

     James L. Forbes: Chairman of Badger Meter, Inc. ("Badger Meter"),
        Milwaukee, since April 1999 and Chief Executive Officer of Badger Meter from 1987 to 2002. President of Badger Meter from 1982 to 1999 and 2000 to 2001. Badger Meter is a marketer and manufacturer of flow management and control products. He is a director of Badger Meter, Sensient Technologies Corporation and Cobalt Corporation. Member of the Executive, Audit and Compensation Committees.

     Cynthia L. Gault: Account Executive for WTMJ-TV since November 1998.
        Previously she had been a broadcast Account Executive, Marketing Director and Media Consultant before taking a seven-year family leave. Elected to the 58th and 59th terms of the Unitholder Council (2000-2002) and the board of directors during the 59th term (2001-2002). Appointed to the Executive Committee of the board of directors (2001-2002).

     Douglas G. Kiel: President since December 1998. Executive Vice President between June 1997 and December 1998. Chief Executive Officer (December 2001 to present) and President (June 1992 - December 1998) of Journal Broadcast Group, Inc. Member of the Executive Committee.

     Mary Hill Leahy: Vice President and General Counsel-Business Services since
        July 2001. From 1997 to 2001, she was Americas General Counsel and Counsel for Products and Distribution for GE Medical Systems. Previously she held positions with APCO Associates, a public relations firm, and Arnold & Porter, a law firm.

     David G. Meissner: Chairman (March 2002 to present), President (January
        2000 to March 2002) and Executive Director (March 1995 to December 1999) of Public Policy Forum, Inc., Milwaukee. He is a director of the Wisconsin United for Health Foundation, a non-profit entity that owns 71% of Cobalt Corporation. Member of the Executive, Audit and Compensation Committees.

     Ulice Payne, Jr.: Attorney and Partner, Foley & Lardner, Milwaukee, a law firm, since February 1998, specializing in corporate/securities and international law. Previously, he was an attorney and partner with Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C., Milwaukee, for nine years. He is also a director of Badger Meter, Midwest Express Holdings, Inc. and State Financial Services Corporation. Journal Communications retained Foley & Lardner to provide legal services in 2001 and will similarly do so in 2002. Member of the Executive and Audit Committees.

     Roger D. Peirce: Corporate consultant since his retirement as the Vice
        Chairman and Chief Executive Officer of Super Steel Products Corp., Milwaukee in January 1994. Between March 1995 and May 1996 he was President and Chief Executive Officer of Valuation Research Corporation, Milwaukee. He has been a director of Brady Corporation, Milwaukee, since 1988. Member of the Executive, Audit and Compensation Committees.

     David D. Reszel: Advertising Special Sections Manager for Journal Sentinel
        Inc. since June 1999. Has been employed in the Advertising Department for Journal Sentinel Inc. since 1978 and was Area Manager, Display Advertising, from 1992 to 1999. Elected to the 56th and 57th terms of the Unitholder Council (1998-2000). During the term of the 57th Unitholder Council (1999-2000), he was elected chairperson and a member of the board of directors.

     Steven J. Smith: Chairman of the Board since December 1998, and Chief
        Executive Officer since March 1998. President between September 1992 and December 1998. Member of the Executive Committee.

     Keith K. Spore: Senior Vice President since September 1995. President of
        Journal Sentinel Inc. since July 1995 and Publisher of the Milwaukee Journal Sentinel since June 1996. Member of the Executive Committee.

     Mary Ellen Stanek: Managing Director and Chief Investment Officer of Baird
        Advisors, Robert W. Baird & Co., Incorporated, since February 2000. Previously she was President and Chief Executive Officer (November 1998 to February 2000) and President and Chief Operating Officer (March 1994 to November 1998) of Firstar Investment Research & Management Company, LLC, Milwaukee. She is a director of Aurora Health Care System, Inc., and the West Bend Mutual Insurance Company. Journal Communications retained Robert W. Baird & Co., Incorporated to provide consulting services in 2001 and will similarly do so in 2002.

     Karen O. Trickle: Vice President since March 1999 and Treasurer since
        December 1996. Previously, she was Assistant Treasurer (International) for Harnischfeger Industries, Inc., a manufacturer of surface and underground mining equipment and pulp and papermaking machinery from 1994 to 1996.

(2) No director or officer beneficially owns one percent or greater of the outstanding Journal Communications stock, except as noted above in "Ownership of Journal Communications Shares by Directors and Officers as a Group."

(3) As of the record date of this Proxy Statement (April 1, 2002), Messrs. Smith, Kiel and Bonaiuto and Mmes. Trickle, and Leahy were in a scheduled rotation that made them eligible, along with other employees of Journal Communications, to purchase up to 6,000 units each. Ms. Gault, as an employee of Journal Broadcast Group, was in a scheduled rotation to purchase up to 3,750 units. Any such transactions were not completed as of the record date and are not included in the ownership statement above.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

     IT IS IMPORTANT THAT YOU RETURN YOUR PROXY PROMPTLY. THEREFORE, THE DIRECTORS REQUEST THAT YOU DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU SIGN AND RETURN A PROXY BUT DO NOT DESIGNATE HOW PROXIES SHOULD VOTE THE PROXY BY MARKING ONE OF THE BOXES NEXT TO THE PROPOSAL TO ELECT THE DIRECTOR NOMINEES DESCRIBED IN THIS PROXY STATEMENT, THEN THE APPOINTED PROXIES WILL VOTE YOUR UNITS AND SHARES THAT ARE ENTITLED TO VOTE AT THE MEETING "FOR" THE ELECTION OF DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

                               OTHER BOARD MATTERS


THE BOARD OF DIRECTORS AND COMMITTEES

     The board of directors met five (5) times in 2001. All of the directors of Journal Communications during 2001 attended at least 75% of the (a) full meetings of the board of directors and (b) meetings of committees of the board of directors on which the respective directors served.

     During 2001, the board of directors had three committees: compensation, executive and audit. The compensation committee held three meetings in 2001. The compensation committee has the responsibility to assure that officers and key managers are effectively compensated on an internally equitable and externally competitive basis. The committee's members, none of whom can be an employee, are Messrs. Meissner, Forbes and Peirce.

     The board of directors has authorized an executive committee of up to nine members, to which the board has delegated certain powers so that the committee may act on urgent matters in a timely and efficient manner. Currently there are nine members of the executive committee, all of whom are directors. Messrs. Smith, Bonaiuto, Kiel, Spore, Meissner, Forbes, Peirce and Payne and Ms. Gault are members of the executive committee. The executive committee held three meetings in 2001.

     The board of directors has authorized an audit committee to assist the board in fulfilling its responsibility for Journal Communications' accounting and financial reporting practices and to provide a channel of communications between the board and Journal Communications' independent auditors and internal audit staff. The audit committee is comprised of four non-employee directors:
Messrs. Meissner, Forbes, Peirce and Payne. The audit committee held two meetings in 2001.

     On March 5, 2002, the board of directors authorized a new Human Resources Committee, which is expected to begin work during 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Smith, chairman and chief executive officer, has served as a director of Badger Meter since February 2000. Mr. Forbes is chairman of Badger Meter and serves as a director of Journal Communications and is a member of the compensation, executive and audit committees of the board of directors.

DIRECTORS' FEES

     Journal Communications pays directors' fees only to those directors who are not employees of Journal Communications or one of its subsidiaries. All directors who are full-time employees of Journal Communications or a subsidiary are compensated in their capacities as employees. Outside directors have been eligible to receive an annual retainer fee of $15,000 a year plus $1,500 for each board or committee meeting. Mr. Forbes earned $33,000,

Mr. Peirce earned $36,000, Mr. Payne earned $19,250 and Mr. Meissner earned $18,000 in directors' fees in 2001. (Mr. Meissner declined the annual retainer fee.) Of the 27 directors in 2001, 23 were employees and 4 were not.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth the 2001 compensation for Journal Communications' chief executive officer and the four other highest-paid executive officers, as well as the total compensation paid to each individual for the last three fiscal years:

                           Summary Compensation Table
                           --------------------------

                               Annual Compensation

--------------------------------------------------------------------------------
                                                              Long-term
                                                    Bonus     Incentive
                                                   (Annual    Payments     All
Name and Principal Position                       Incentive               Other
 (as of December 31, 2001)      Year    Salary      Comp.)      (LTIP)    Comp 1
--------------------------------------------------------------------------------
Steven J. Smith,                2001   $573,077    $86,250     $222,655   $4,236
Chairman of the Board and       2000    545,385     82,500      412,472    4,680
Chief Executive Officer         1999    490,000     73,500      423,077    4,005
--------------------------------------------------------------------------------
Douglas G. Kiel, President      2001    413,077     58,100      120,461    4,236
                                2000    387,692     49,823      199,067    4,680
                                1999    360,000     50,400      164,427    4,430
--------------------------------------------------------------------------------
Paul M. Bonaiuto,               2001    338,461     40,800       86,324    4,236
Executive Vice President &      2000    317,692     38,400      176,938    4,680
Chief Financial Officer         1999    290,000     30,694      208,800    4,430
--------------------------------------------------------------------------------
Keith K. Spore, Senior          2001    329,000     28,875       27,386    4,680
Vice President; President       2000    315,923     28,530       58,046    4,680
and Publisher, Journal          1999    302,000     29,543      189,750    4,430
Sentinel Inc.
--------------------------------------------------------------------------------
James J. Ditter, Vice           2001    283,077     22,800      129,291    4,680
President; President,           2000    257,692    115,703      139,233    4,005
Norlight Telecommunications,    1999    227,692     77,565      127,650    4,430
Inc.
--------------------------------------------------------------------------------

(1) All of the five highest-compensated officers were participants in the Journal Communications, Inc. Investment Savings Plan (a 401(k) plan). Employer contributions to the plan and to the cafeteria benefits plan on behalf of these officers represent all of the compensation in the "All Other Compensation" column in the summary compensation table above.

LONG-TERM INCENTIVE PLAN

                       Management Long-Term Incentive Plan
                           Potential Payments in 2005
                   for the Preceding 3-Year Performance Period

          -------------        ---------        -------        -------
                               Threshold        Target         Maximum
          -------------        ---------        -------        -------
           Participant            $$              $$             $$
          -------------        ---------        -------        -------
           Steve Smith          126,500         506,000        759,000
          -------------        ---------        -------        -------
            Doug Kiel           68,475          273,000        410,850
          -------------        ---------        -------        -------
          Paul Bonaiuto         49,300          197,200        295,800
          -------------        ---------        -------        -------
           Keith Spore          38,813          155,250        232,875
          -------------        ---------        -------        -------
           James Ditter         34,500          138,000        207,000
          -------------        ---------        -------        -------

     The compensation committee maintains a management long-term incentive plan to motivate and drive management behavior to achieve results that will enhance the employee owner's investment over the long term. The incentive plan is based on net return on equity or invested capital over a three-year period. The participants in this plan are the chairman/CEO, president, executive vice president and the presidents of the subsidiaries. Corporate executives are rewarded entirely on Journal Communications' performance while subsidiary presidents are rewarded 60% on subsidiary performance and 40% on corporate performance. Payment amounts are listed in the summary compensation table above.


     The table above shows the threshold, target and maximum awards that are potentially payable to the named executive officers in 2005 for the performance period of 2002 to 2004. This table is calculated on each executive's base salary for 2002; however, actual calculations will use the executive's average salary for the period 2002 to 2004. Payouts of awards are tied to the three-year average return on shareholders' equity of Journal Communications and the three-year average return on invested capital for the subsidiary companies. Performance measures and goals for the corporation and subsidiaries are recommended by the chief executive officer and approved by the compensation committee for each eligible participant. Each participant's award is determined based on the degree to which three-year performance is achieved at the conclusion of the performance cycle.

PENSION PLAN AND SUPPLEMENTAL BENEFIT PLAN

     The following table shows the approximate retirement benefit payable on retirement at age 65 under the Journal Communications, Inc. Employees' Pension Plan and the Journal Communications, Inc. Supplemental Benefit Plan for employees in specified compensation ranges with varying years of participation in the plans:

                       Estimated Annual Retirement Benefit

     --------------------------------------------------------------------
          Five Year                   Years of Plan Participation
     --------------------    --------------------------------------------
     Average Compensation       20          25          30          35
     --------------------    --------    --------    --------    --------
           $300,000          $ 72,873    $ 91,091    $109,309    $127,527
     --------------------    --------    --------    --------    --------
           $400,000          $ 98,873    $123,591    $148,309    $173,027
     --------------------    --------    --------    --------    --------
           $500,000          $124,873    $156,091    $187,309    $218,527
     --------------------    --------    --------    --------    --------
           $600,000          $150,873    $188,591    $226,309    $264,027
     --------------------    --------    --------    --------    --------
           $700,000          $176,873    $221,091    $265,309    $309,527
     --------------------    --------    --------    --------    --------
           $800,000          $202,873    $253,591    $304,309    $355,027
     --------------------    --------    --------    --------    --------
           $900,000          $228,873    $286,091    $343,309    $400,527
     --------------------    --------    --------    --------    --------
          $1,000,000         $254,873    $318,591    $382,309    $446,027
     --------------------    --------    --------    --------    --------

     The employees' pension plan is completely funded by Journal Communications. Journal Communications' contributions are accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974. The amount of accrued benefits is actuarially determined by Hewitt Associates under the accrued benefit valuation method. It is a defined benefit pension plan that provides benefits for employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Corporation (and certain employees of its subsidiaries), Add, Inc. and Norlight Telecommunications, Inc. who meet minimum age and service eligibility requirements. The monthly retirement benefit under the plan, assuming attainment of the retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average compensation for the last five years of employment (taking into account gross earnings and annual incentive compensation as reported in the summary compensation table), number of years of active plan participation and an actuarially determined Social Security offset.

     The supplemental benefit plan is a non-qualified, unfunded, defined benefit plan that supplements payments under the pension plan. Benefits payable under the supplemental plan are calculated without regard to the limitations imposed on the amount of compensation that may be taken into account under the pension plan.

     With respect to the officers and directors listed in the summary compensation table above, all five are participants in the pension plan. Mr. Smith has 27 years of pension plan participation, Mr. Kiel has 16 years, Mr. Spore has 35 years, Mr. Bonaiuto has 6 years and Mr. Ditter has 9 years as of the date of this proxy statement.

COMPENSATION COMMITTEE REPORT

     The board of directors established a compensation committee on March 2, 1993 to be comprised of three members, none of whom can be an employee, to develop and implement compensation plans for senior management. The compensation committee is responsible for assuring that Journal Communications' officers and key management personnel receive performance-based compensation that is internally equitable and competitive with the market. Specifically, the compensation committee was directed to (1) independently review and approve the compensation plan proposed by the chairman/CEO for the president, the executive vice president and the presidents of the subsidiaries, and (2) formulate and implement a compensation plan for the chairman/CEO. For 2001, senior management compensation was reviewed by the compensation committee, and, where appropriate, base salaries were adjusted to targets within median ranges for the industry. The compensation committee was assisted by Hewitt Associates.

     The compensation committee has established an executive base compensation plan, an annual executive incentive program and an executive long-term incentive program for the chief executive officer and other executives.

     1.   Executive Base Compensation Plan

     The compensation committee adopted the principle that Journal Communications' executive compensation policy should be based primarily on performance. Compensation should also reflect Journal Communications' desire to attract and retain quality talent and the need to be competitive in the marketplace. The compensation committee reviewed Journal Communications' historical performance, current salary levels and media industry marketplace information. With that information, the committee received recommendations from management and approved executive pay grade levels that took into consideration market salary medians for 2001.

     Mr. Smith's total yearly compensation in 2001 was determined by the compensation committee, based primarily upon Journal Communications' overall performance and growth of shareholder value. Factors influencing the committee's determination of Mr. Smith's base compensation for 2001 included the continued growth of Journal Communications, the increased growth in the value of Journal Communications' units and the protection of the best interests of the employee-owners. Based on Journal Communications' performance in 2001, Mr. Smith was awarded an annual incentive bonus of $86,250, paid in 2002. The LTIP payments for Mr. Smith shown in the summary compensation table for 2001 were based on performance relative to average return on equity goals over the period 1999 through 2001. The compensation of the president, the executive vice president and the subsidiary presidents was determined by the compensation committee based on similar guidelines. The compensation committee continues to review the effect of Section 162(m) of the Internal Revenue Code. This has not had, and is not expected to have, a material effect due to the officers' compensation levels.

     2.   Executive Annual Incentive Plan

     The compensation committee approved the management annual incentive plan to reward key individuals for achieving pre-established financial and non-financial goals that support Journal Communications' annual business objectives and mission to enhance the value of employee-owners' investment. This annual incentive plan rewards executive performance as measured by net return on equity or invested capital and annual growth in revenue, factors that significantly influence unitholders' value. For executives of Journal Communications, the annual incentives are based 80% on corporate financial performance and 20% on non-financial goals. For subsidiary presidents and key managers, the annual incentives are based on a combination of subsidiary performance, corporate performance and non-financial goals. Participation in this plan is limited to key employees of Journal Communications and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of Journal Communications. The goals established annually for each participant determine the minimum, median and maximum performance criteria required for payment under the plan. Each participant is informed annually of the financial performance matrix and other goals that will determine the potential incentive payment the participant can receive. In 2001, annual bonus targets were compared to bonuses received by executives in equivalent positions in the industry and were found to be within median ranges.

     3.   Executive Long-Term Incentive Plan

     The compensation committee has approved the management long-term incentive plan to motivate and drive management behavior to achieve results that will enhance the employee-owner's investment over the long term. The incentive plan approved by the Committee is based on net return on equity or invested capital over a three-year period. The participants in this plan are the chairman/CEO, president, executive vice president and the presidents of the subsidiaries. Participating executives are rewarded entirely on Journal Communications' performance while subsidiary presidents are rewarded 60% on subsidiary performance and 40% on corporate performance. Amounts paid to the five highest-compensated executives are listed in the summary compensation table above.

     By the Compensation Committee: David G. Meissner (Chairman), James L. Forbes and Roger D. Peirce.

                             STOCK PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for Journal Communications' stock, the Standard & Poor's 500 Stock Index and a peer group comprised of ten corporations that concentrate on newspapers and broadcast operations (although such corporations do not have Journal Communications' blend of other diversified businesses, such as telecommunications, printing, production and distribution of materials and services for the computer industry and direct mail which, in the aggregate, provide about 48% of Journal Communications' annual revenues).

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

          AMONG JOURNAL COMMUNICATIONS, INC., S&P 500 AND A PEER GROUP

                             STOCK PERFORMANCE GRAPH



                                [OBJECT OMITTED]


----------------------------  --------  --------  --------  --------  --------
                                1997      1998      1999      2000      2001
----------------------------  --------  --------  --------  --------  --------
JCI                    100       123       150       183       221       251
-------------------  -------  --------  --------  --------  --------  --------
S&P 500                100       133       171       207       188       166
-------------------  -------  --------  --------  --------  --------  --------
Peer Group             100       145       161       188       189       205
-------------------  -------  --------  --------  --------  --------  --------


     The total cumulative return on investment (change in the year-end stock price plus dividends) for Journal Communications stock is based on a $100 investment as of January 1, 1997. The price of Journal Communications stock is calculated 13 times a year, or every four weeks, using a formula that is based on Journal Communications' earnings over a five-year period and book value at the time of calculation. The formula is stated in Section 25 of the Trust Agreement. The total return for the S&P 500 is based on a $100 investment as of January 1, 1997. The total return for the peer group is based on a $100 investment in the ten (10) companies included in our peer group index, as of January 1, 1997. Companies in the peer group are A.H. Belo Corporation, Gannett, Inc., Knight Ridder, Inc., Lee Enterprises, Inc., McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

                              INDEPENDENT AUDITORS

GENERAL

     The board of directors of Journal Communications appointed Ernst & Young LLP, 111 E. Kilbourn Avenue, Milwaukee, Wisconsin 53202, as the independent auditors for the year 2001 and is expected to reappoint the firm for 2002 at the Annual Meeting. In accordance with past practice, it is not expected that a representative of Ernst & Young LLP will attend the annual meeting. Journal Communications' 2001 annual report was mailed to all stockholders and unitholders during March of this year. Any shareholder or unitholder having a question about the 2001 annual report or Journal Communications' relationship with Ernst & Young LLP should direct it to Paul M. Bonaiuto, Executive Vice President & Chief Financial Officer, P. O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203) or e-mail Mr. Bonaiuto at pbonaiut@jc.com. If deemed necessary, Mr. Bonaiuto will forward questions to Ernst & Young LLP for response as soon as possible.

     Ernst & Young LLP has served as Journal Communications' independent auditors for at least 77 years. During 2001, it performed an annual audit of the consolidated financial statements of Journal Communications for inclusion in the annual report to stockholders and required filings with the Securities and Exchange Commission.

     Additionally, Ernst & Young LLP performs the annual audits of Journal Employees' Stock Trust, Journal Communications, Inc. Investment Savings Plan, Journal Communications, Inc. Employees' Pension Plan, and Journal
Communications, Inc. Employees' Welfare Benefit Master Plan and Trust.

REPORT OF THE AUDIT COMMITTEE

     The audit committee of the board of directors is responsible for providing independent, objective oversight of Journal Communications accounting functions and internal controls. The audit committee acts under a written charter first adopted and approved by the board of directors on March 6, 2001.

     The audit committee reviews Journal Communications' financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with Journal Communications' management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit

Committees," as amended. In addition, Journal Communications' independent auditors provided to the audit committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the audit committee discussed with the independent auditors their independence. The audit committee considered whether the independent auditors' provision of non-audit services is compatible with maintaining the independent auditors' independence. Upon discussion, the committee agreed to amend the Audit Committee Charter to require management to seek approval for non-audit services from independent auditors expected to exceed $100,000 per engagement. The fees paid to the independent auditor for 2001 were:

               Audit Fees                $170,800
               All other fees             474,330

All other fees include audit-related services and non-audit services. Audit-related services generally include fees for benefit plans and statutory audits and accounting consultations. There were no financial information services, design and implementation fees in 2001.

     By the Audit Committee: James L. Forbes (Chairman), David G. Meissner, Roger D. Peirce and Ulice Payne Jr.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Journal Communications' directors and officers to file reports with the Securities and Exchange Commission regarding their ownership of common stock and any changes in such ownership. Based upon Journal Communications' review of copies of these reports and certifications given to Journal Communications by such persons, Journal Communications believes that in 2001 the directors and officers of Journal Communications complied with the Section 16(a) filing requirements.

                                  OTHER MATTERS

     A copy of Journal Communications' annual report on Form 10-K as filed with the Securities and Exchange Commission on March 29, 2002, will be furnished without charge to stockholders or unitholders upon written request directed to Paul E. Kritzer, Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201 (333 W. State Street, Milwaukee, Wisconsin 53203), or his e-mail address, pkritzer@jc.com.

     A stockholder or unitholder wishing to include a proposal pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") in Journal Communications' proxy statement for the 2003 Annual Meeting of Stockholders must forward the proposal to Journal Communications so that it is received by Monday, January 6, 2003. Journal Communications' by-laws establish procedures for stockholder nominations for elections for directors of Journal Communications and for bringing business before any annual meeting of stockholders of Journal Communications. Among other things, under terms as currently in effect, to bring business before an annual meeting, a stockholder must give written notice to the Secretary of Journal

Communications not less than 90 days prior to the first anniversary of the date of the annual meeting of stockholders of Journal Communications in the immediately preceding year. The notice must also contain certain information about the proposed business or the nominee and the stockholder making the proposal. Under the by-laws as currently in effect, if Journal Communications does not receive a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to Thursday, March 6, 2003, then the notice will be considered untimely and Journal Communications is not required to present such proposal at the 2003 Annual Meeting of stockholders. If the board of directors chooses to present such proposal at the 2003 Annual Meeting of stockholders, then the persons named in proxies solicited by the board of directors for the 2003 Annual Meeting of stockholders may exercise discretionary voting power with respect to such proposal.

     Management and the trustees do not intend to present to the meeting any matter not referred to in the foregoing notice of joint meeting and does not know of any matters that will be presented to the meeting by others.

                                          By Order of the Board of Directors


                                          /s/ Paul E. Kritzer

                                          Paul E. Kritzer
                                          Vice President & Secretary

April 30, 2002

                                                                       EXHIBIT A

                      STOCK TRUSTEES' PROXY TO UNITHOLDERS
                FOR THE ANNUAL MEETING OF STOCKHOLDERS OF JOURNAL
                              COMMUNICATIONS, INC.
                           TO BE HELD ON JUNE 4, 2002


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned ("Trustees") of the Journal Employees' Stock Trust ("Trust"), holder of 25,920,000 shares of capital stock of Journal Communications, Inc., a Wisconsin corporation ("Company"), do hereby appoint each unitholder in the Trust as proxy with power of substitution for and in the name of the undersigned to vote one share of said stock for each Trust unit held by such unitholder as evidenced on the transfer books of the Trustees at the close of business on Monday, April 1, 2002, at the Annual Meeting of Stockholders of said Company to be held at the time and place specified in the foregoing notice and at any adjournment of said meeting, in relation to any and all matters which may properly come before such meeting, with all of the powers that the undersigned would possess if personally present thereat. A certified list of such unitholders, together with the number of shares they are so entitled to vote, has been delivered to the Company by the Trustees.

This proxy is issued pursuant to the provisions of Section 21 of the Journal Employees' Stock Trust Agreement, dated May 15, 1937, as amended, and the authority hereby conferred is subject to each of the restrictive conditions expressed therein as follows:

          "The Trustees, as soon as they shall receive notice of any meeting of the owners of Journal Stock, shall issue to each owner of units, except ex-employee-eligibles, employee benefit trusts and employee-eligible transferees, a proxy authorizing him/her or such other person(s) as he/she may substitute for him/her to vote at such meeting the number of shares of Journal Stock represented by the units owned by him/her, provided, however, and each such proxy shall so state, that neither the owner of such units nor his/her substitute(s) shall have the power or authority to vote (a) to sell or lease all or substantially all of the assets of the Company, or (b) to dissolve the Company or (c) to merge or consolidate the Company with any other corporation(s) in which the Company and/or the stockholders of the Company upon completion of such consolidation or merger do not control directly or indirectly a majority of the voting stock, unless the employee-owners of at least two-thirds of the outstanding units owned by employee-eligibles shall have authorized the Trustees to offer all shares held by the Trustees for sale in accordance with the provisions of
          Section 24 to the classes of optionees therein defined and such options shall have expired within three months prior to such vote. The Trustees may authorize the affixing of a facsimile of their signatures to any proxy with the same effect as though such proxy was signed by them personally. The Trustees shall have exclusive authority to vote all shares of Journal Stock represented by units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees."

     The Trustees will vote 7,799,201 units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees for the election of directors.

Dated:  April 30, 2002

Trustees Under Journal Employees' Stock Trust
Agreement, dated May 15, 1937, as amended


/s/  Steven J. Smith

Steven J. Smith


/s/  Douglas G. Kiel

Douglas G. Kiel


/s/  Paul M. Bonaiuto

Paul M. Bonaiuto


/s/  Keith K. Spore

Keith K. Spore


/s/  James J. Ditter

James J. Ditter

Dear fellow Unitholder,

Enclosed is your proxy ballot to appoint proxies to vote for you to elect the slate of directors of Journal Communications, Inc. nominated by management.

The nominees and their backgrounds are discussed in the accompanying proxy statement. Please review the proxy statement and cast your vote. Your participation in this process is an important privilege of employee-ownership.

We will announce the results of the voting on Tuesday, June 4, 2002.

Sincerely,



/s/ Steven J. Smith

Steven J. Smith
Chairman, Journal Communications, Inc.

                             EMPLOYEE - OWNER PROXY
                          JOURNAL COMMUNICATIONS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 4, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE JOURNAL COMMUNICATIONS, INC. BOARD OF DIRECTORS

The undersigned appoints Steven J. Smith and Douglas G. Kiel, and each of them, each with full power to act without the other, and each with full power of substitution, as Proxies to vote one Share of Journal Communications, Inc. Common Stock for each Unit of Beneficial Interest of the Journal Employees' Stock Trust held of record by the undersigned on April 1, 2002, at the Annual Meeting referred to above, to be held on June 4, 2002, or any adjournment thereof. The undersigned also acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner the undersigned Unitholder directs on the reverse side. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD. THEREFORE, TO DIRECT A VOTE FOR THE NOMINEES YOU NEED NOT MARK ANY BOX. SIMPLY SIGN, DATE AND RETURN THIS PROXY.

If this Proxy is not returned, the Shares you are entitled to vote will not be voted.

Please be sure to sign in the box on the reverse side exactly as your name appears next to the box.


                           (SEE REVERSE SIDE TO VOTE)

        PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING
NOMINEES:

ELECTION OF DIRECTORS:

1 - Paul M. Bonaiuto     8 - Ulice Payne, Jr.     [ ] FOR all      [ ] WITHHOLD
2 - James J. Ditter      9 - Roger D. Peirce          nominees         AUTHORITY
3 - James L. Forbes     10 - David D. Reszel          listed to        to vote
4 - Cynthia L. Gault    11 - Steven J. Smith          the left         for all
5 - Douglas G. Kiel     12 - Keith K. Spore           (except as       nominees
6 - Mary Hill Leahy     13 - Mary Ellen Stanek        specified        listed to
7 - David G. Meissner   14 - Karen O. Trickle         below).          the left



(Instructions: To withhold authority       -------------------------------------
to vote for any indicated nominee,    ->
write the number(s) of the nominee(s)
in the box provided to the right.)         -------------------------------------


              Date _____________________


                                           UNITS
                                           -------------------------------------


                                           -------------------------------------
                                           PLEASE SIGN YOUR NAME IN THE BOX
                                           EXACTLY AS IT APPEARS TO THE LEFT.